Exhibit 10.19

DP140067 Andreas Bader

STATE OF TEXAS

COUNTY OF TRAVIS

This CANCER RESEARCH GRANT CONTRACT (“Contract”) is by and between the Cancer Prevention and Research Institute of Texas (“CPRIT”), hereinafter referred to as the “INSTITUTE”, acting through its Chief Executive Officer, and Mirna Therapeutics, Inc., hereinafter referred to as the “RECIPIENT”, acting through its authorized signing official.

RECITALS

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE, Ch. 102, the INSTITUTE may make grants to public and private persons in this state for research into the causes and cures for all types of cancer in humans; facilities for use in research into the causes and cures for cancer; research to develop therapies, protocols, medical pharmaceuticals, or procedures for the cure or substantial mitigation of all types of cancer; and cancer prevention and control programs.

WHEREAS, Article III, Section 67 of the Texas Constitution expressly authorizes the State of Texas to sell general obligation bonds on behalf of the INSTITUTE and for the INSTITUTE to use the proceeds from the sale of the bonds for the purposes of cancer research and prevention programs in this state.

WHEREAS, the INSTITUTE issued a request for applications for RFA P-14-ESTCO-1: Established Company Product Development Awards on or about December 2013.

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE § 102.251, and after a review by the INSTITUTE’s scientific research and prevention program committees, the INSTITUTE has approved a Grant (defined below) to be awarded to the RECIPIENT.

WHEREAS, to ensure that the Grant provided to the RECIPIENT pursuant to this Contract is utilized in a manner consistent with Tex. Const. Article III, Section 67 and other laws, and in exchange for receiving such Grant, the RECIPIENT agrees to comply with certain conditions and deliver certain performance.

WHEREAS, the RECIPIENT and the INSTITUTE desire to set forth herein the provisions relating to the awarding of such monies and the disbursement thereof to the RECIPIENT.

IN CONSIDERATION of the Grant and the premises, covenants, agreements, and provisions contained in this Contract, the parties agree to the following terms and conditions:

Article I

DEFINITIONS

The following terms shall have the following meaning throughout this Contract and any Attachments and amendments. Other terms may be defined elsewhere in this Contract.

(1)                                        Collaborator - any entity other than the RECIPIENT having one or more personnel participating in the Project and (a) designated as a collaborator in the application submitted by the RECIPIENT requesting the Grant funds awarded by the INSTITUTE, or (b) otherwise approved in writing as a collaborator by the INSTITUTE.

(2)                                        Contractor - any person or entity, other than a Collaborator or the RECIPIENT (or their respective personnel), who is contracted by the RECIPIENT to perform activities for the Project.

(3)                                           Equipment - an article of tangible, nonexpendable personal property having a useful life of more than one year and an acquisition cost of $5,000 or more per unit.

(4)                                 Grant - the funding assistance authorized by TEX. HEALTH & SAFETY CODE, Ch. 102 in the amount specified in Section 2.01 and awarded by the INSTITUTE to the RECIPIENT to carry out the Project pursuant to the terms and conditions of this Contract.

(5)                                           Indirect Costs - the expenses of doing business that are not readily identified with a particular grant, contract, project, function or activity, but are necessary for the general operation of the organization or the performance of the organization’s activities.

(6)                                        Institute-Funded Activity - all aspects of work conducted on or as part of the Project.

(7)                                           Non-Profit Organization - a university or other institution of higher education or an organization of the type described in 501(c)(3) of the Internal Revenue Code of 1986, as amended (26 U.S.C. 501 (c)(3)) and exempt from taxation under 501 (a) of the Internal Revenue Code (26 U.S.C. 501 (a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(8)                                           Principal Investigator/Program Director - the individual designated by the RECIPIENT to direct the Project who is principally responsible and accountable to the RECIPIENT and the INSTITUTE for the proper conduct of the Project. References herein to “Principal Investigator/Program Director” include Co-Principal Investigators or Co-Program Directors as well. The Principal Investigator/Program Director and Co-Principal Investigators or Co-Program Directors are set forth on Attachment A.

(9)                                           Project - the activities specified or generally described in the Scope of Work or otherwise in this Contract (including without limitation any of the Attachments to the Contract) that are approved by the INSTITUTE for funding, regardless of whether the INSTITUTE funding constitutes all or only a portion of the financial support necessary to carry them out.

(10)                          Recipient Personnel - The RECIPIENT’s Principal Investigator/Program Director and RECIPIENT’s employees and consultants working on the Project.

Article II
GRANT AWARD

Section 2.01                            Award of Monies. In accordance with the provisions of this Contract and any applicable agency administrative rules, the INSTITUTE shall disburse the proceeds of the Grant to the RECIPIENT in an amount not to exceed $ 16,765,076 to be used solely for the Project. This award is subject to compliance with the Scope of Work and demonstration of progress towards achievement of the milestones set forth in Section 2.02. This Grant is not intended to be a loan of money.

Section 2.02                            Scope of Work and Milestones. The RECIPIENT shall perform the Project in accordance with this Agreement and as outlined in Application DP140067 submitted by the RECIPIENT and approved by the INSTITUTE. The RECIPIENT shall conduct the Project within the State of Texas with Texas-based employees, Contractors and/or Collaborators unless otherwise specified in the Scope of Work or the Approved Budget. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment A in their entirety, incorporate them as if fully set forth herein, and agree that the Project description, goals, timeline and milestones included as Attachment A accurately reflect the Scope of Work of the Project to be undertaken by the RECIPIENT (the “Scope of Work”) and the milestones expected to be achieved. RECIPIENT and the INSTITUTE mutually agree that the outcome of scientific research is unpredictable and cannot be guaranteed. The RECIPIENT shall use commercially reasonable efforts to complete the goals of the Project pursuant to the timeline reflected in Attachment A and shall timely notify the INSTITUTE if circumstances occur that materially and adversely affect completion thereof. Modifications, if any, to the Scope of Work must be agreed to in writing by both parties as set forth in Section 2.06 “Amendments and Modifications” herein. Material changes to the Scope of Work include, but are not limited to, changes in key personnel involved with the Project, the site of the Project, and the milestones expected to be achieved.

Section 2.03                            Contract Term. The Contract shall be effective as of June 01, 2014 (the “Effective Date”) and terminate on May 31, 2017 or in accordance with the Contract termination provisions set forth in Article VIII herein, whichever shall occur first (the “Termination Date”). Unless otherwise approved by the INSTITUTE as evidenced by written communication from the INSTITUTE to the RECIPIENT and appended to the Contract, Grant funds distributed pursuant to the Contract shall be expended no earlier than the Effective Date or subsequent to the Termination Date. If, as of the Termination Date, the RECIPIENT has not used Grant money awarded by the INSTITUTE for permissible services, expenses, or costs related to the Project and has not received approval from the INSTITUTE for a no cost extension to the contract term pursuant to Section 3.11 “Carry Forward of Unspent Funds and No Cost Extension” herein, then the RECIPIENT shall not be entitled to retain such unused Grant funds from the INSTITUTE. Certain obligations as set forth in Section 9.09 of this Contract shall extend beyond the Termination Date.

Section 2.04                            Contract Documentation. The Contract between the INSTITUTE and the RECIPIENT shall consist of this final, executed Contract, including the following Attachments to the Contract, all of which are hereby incorporated by reference:

(a)                   Attachment A — Project Description, Goals and Timeline

(b)                   Attachment B —Approved Budget, including changes approved by the INSTITUTE subsequent to execution of the Contract.

(c)                    Attachment C —Assurances and Certifications

(d)                   Attachment D — Intellectual Property and Revenue Sharing

(e)               Attachment E — Reporting Requirements

(f)                Attachment F — Approved Amendments to Contract, excluding budget amendments reflected in Attachment B.

Section 2.05                            Entire Agreement.  All agreements, covenants, representations, certifications and understandings between the parties hereto concerning this Contract have been merged into this written Contract. No prior contemporaneous representation, agreement or understanding, express or implied, oral or otherwise, of the parties or their agents that may have related to the subject matter hereof in any way shall be valid or enforceable unless embodied in this Contract.

Section 2.06                            Amendments and Modifications. Requested amendments and modifications to the Contract must be submitted in writing to the INSTITUTE for review and approval (such approval shall not be unreasonably withheld.) Amendments and modifications (including alterations, additions, deletions, assignments and extensions) to the terms of this Contract shall be made solely in writing and shall be executed by both parties. The approved amendment shall be reflected in Attachment A if it is change to the Scope of Work, or as part of Attachment B if it is a budget amendment, or as part of Attachment F for all other changes.

Section 2.07                            Relationship of the Parties The RECIPIENT shall be responsible for the conduct of the Project that is the subject of this Contract and shall direct the activities and at all times be responsible for the performance of Recipient Personnel, Collaborators, Contractors and other agents. The INSTITUTE does not assume responsibility for the conduct of the Project or any Institute-Funded Activity that is the subject of this Contract. The INSTITUTE and the RECIPIENT shall perform their respective obligations under this Contract as independent contractors and not as agents, employees, partners, joint venturers, or representatives of the other party. Neither party is permitted to make representations or commitments that bind the other party.

Section 2.08                                          Subcontracting. Any and all subcontracts entered into by the RECIPIENT in relation to the performance of activities under the Project shall be in writing and shall be subject to the requirements of this Contract. Without in any way limiting the foregoing, the RECIPIENT shall enter into and maintain a written agreement with each such permitted Contractor with terms and conditions sufficient to ensure the RECIPIENT fully complies with the terms of this Contract, including without limitation the terms set forth in Attachments C, D, and E. The RECIPIENT agrees that it shall be responsible to the INSTITUTE for the performance of and payment to any Contractor. Any reimbursements made by the RECIPIENT to a Contractor shall be made in accordance with the applicable provisions of TEX. GOV’T. CODE, Ch. 2251.

Section 2.09                            Transfer or Assignment by the Recipient. This Contract is not transferable or otherwise assignable by the RECIPIENT, whether by operation of law or otherwise, without the prior written consent of the INSTITUTE, except as provided in this Section 2.09. Any such attempted transfer or assignment without the prior written consent of the INSTITUTE (except as provided in this Section 2.09) shall be null, void and of no effect. For purposes of this section, an assignment or transfer of this Contract by the RECIPIENT in connection with a merger, transfer or sale of all or substantially all of the RECIPIENT’s assets or business related to this Contract or a consolidation, change of control or similar transaction involving the RECIPIENT shall not be deemed to constitute a transfer or assignment, so long as such action does not impair or otherwise negatively impact the revenue sharing terms in Attachment D. Nothing herein shall be interpreted as superseding the requirement that the Project be undertaken in Texas with Texas-based employees.

If the Principal Investigator leaves the employment of the RECIPIENT or is replaced by the RECIPIENT for any reason during the course of the Grant with someone who is not already designated a co-Principal

Investigator in the Application, the RECIPIENT shall notify the INSTITUTE prior to replacing the Principal Investigator. Written approval by the INSTITUTE is required for the replacement of the Principal Investigator with someone who is not already a co-Principal Investigator in the Application, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 2.10                       Representations and Certifications. The RECIPIENT represents and certifies to the best of its knowledge and belief to the INSTITUTE as follows:

(a)                   It has legal authority to enter into, execute, and deliver this Contract, and all documents referred to herein, and it has taken all actions necessary to its execution and delivery of such documents;

(b)                   It will comply with all of the terms, conditions, provisions, covenants, requirements, and certifications in this Contract, applicable statutory provisions, agency administrative rules, and all other documents incorporated herein by reference;

(c)                    It has made no material false statement or misstatement of fact in connection with this Contract and its receipt of the Grant, and all of the information it previously submitted to the INSTITUTE or that it is required under this Contract to submit to the INSTITUTE relating to the Grant or the disbursement of any of the Grant is and will be true and correct at the time such statement is made;

(d)                   It is in compliance in all material respects with provisions of its charter and of the laws of the State of Texas, and of the laws of the jurisdiction in which it was formed, and (i) there are no actions, suits, or proceedings pending, or threatened, before any judicial body or governmental authority against or affecting its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents and (ii) it is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority which would impair its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents;

(e)                    Neither the execution and delivery of this Contract or any document referred to herein, nor compliance with any of the terms, conditions, requirements, or provisions contained in this Contract or any documents referred to herein, is prevented by, is a breach of, or will result in a breach of, any term, condition, or provision of any agreement or document to which it is now a party or by which it is bound; and

(f)                     It shall furnish such satisfactory evidence regarding the representations and certifications described herein as may be required and requested by the INSTITUTE from time to time.

Section 2.11                            Reliance upon Representations. By awarding the Grant and executing this Contract, the INSTITUTE is relying, and will continue to rely throughout the term of this Contract, upon the truthfulness, accuracy, and completeness of the RECIPIENT’s written assurances, certifications and representations. Moreover, the INSTITUTE would not have entered into this Contract with the RECIPIENT but for such written assurances, certifications and representations. The RECIPIENT acknowledges that the INSTITUTE is relying upon such assurances, certifications and representations and acknowledges their materiality and significance.

Section 2.12                            Contingent upon Availability of Grant Funds. This Contract is contingent upon funding being available for the term of the Contract and the RECIPIENT shall have no right of action against the

INSTITUTE in the event that the INSTITUTE is unable to perform its obligations under this Contract as a result of the suspension, termination, withdrawal, or failure of funding to the INSTITUTE or lack of sufficient funding of the INSTITUTE for this Contract. If funds become unavailable to the INSTITUTE during the term of the Contract, Section 8.01(c) shall apply. For the sake of clarity, and except as otherwise provided by this Contract, if this Contract is not funded, then both parties are relieved of all of their obligations under this Contract. The INSTITUTE acknowledges and agrees that the Project is a multiyear project subject to Tex. Health & Safety Code, Ch. 102, Section 102.257.

Section 2.13                            Confidentiality of Documents and Information. In connection with work contemplated for the Project or pursuant to complying with various provisions of this Contract, the RECIPIENT may disclose its confidential business, financial, technical, scientific information and other information to the INSTITUTE (“Confidential Information”). To assist the INSTITUTE in identifying such information, the RECIPIENT shall mark or designate the information as “confidential,” provided however that the failure to so designate does not operate as a waiver to protections provided by applicable law or this Contract. The INSTITUTE shall use no less than reasonable care to protect the confidentiality of the Confidential Information to the fullest extent permissible under the Texas Public Information Act, Texas Government Code, Chapter 552 (the “TPIA”), and, except as otherwise provided in the TPIA to prevent the disclosure of the Confidential Information to third parties for a period of time equal to three (3) years from the termination of the contract, unless the INSTITUTE and the RECIPIENT agree in writing to extend such time period, provided that this obligation shall not apply to information that:

(a)              was in the public domain at the time of disclosure or later became part of the public domain through no act or omission of the INSTITUTE in breach of this Contract;

(b)              was lawfully disclosed to the INSTITUTE by a third party having the right to disclose it without an obligation of confidentiality;

(c)               was already lawfully known to the INSTITUTE without an obligation of confidentiality at the time of disclosure;

(d)              was independently developed by the INSTITUTE without using or referring to the RECIPIENT’s Confidential Information; or

(e)               is required by law or regulation to be disclosed.

The INSTITUTE shall hold the Confidential Information in confidence, shall not use such Confidential Information except as provided by the terms of this Contract, and shall not disclose such Confidential Information to third parties without the prior written approval of the RECIPIENT or as otherwise allowed by the terms of the Contract. Subject in all respects to the terms of this Contract and the TPIA, the INSTITUTE has the right to use and disclose the Confidential Information reasonably in connection with the exercise of its rights under the Contract.

In the event that the INSTITUTE is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process by a court of competent jurisdiction or by any administrative, legislative, regulatory or self-regulatory authority or entity) to disclose any Confidential Information, the INSTITUTE shall provide the RECIPIENT with prompt written notice of any such request or requirement so that the RECIPIENT may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, the INSTITUTE is nonetheless legally compelled to make any such disclosure of Confidential Information to any person, the INSTITUTE may, without liability hereunder, disclose only that portion of the Confidential Information that is legally required to be disclosed, provided that the INSTITUTE will use reasonable efforts to assist the RECIPIENT, at the RECIPIENT’s expense, in obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. To the extent that such Confidential Information does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information hereunder.

Article III

DISBURSEMENT OF GRANT AWARD PROCEEDS

Section 3.01                            Payment of Grant Award Proceeds. The INSTITUTE will advance Grant award proceeds upon request by the RECIPIENT, consistent with the amounts and schedule as provided in Attachment B. If the RECIPIENT does not request or the Oversight Committee does not authorize advancement of funds for some or the entire Grant award proceeds, disbursement of Grant award proceeds for services performed and allowable expenses and costs incurred pursuant to the Scope of Work will be on a reimbursement basis. To the extent that completion of certain milestones is associated with a specific tranche of funding as reflected in the Scope of Work, those milestones shall be accomplished before funding may be provided for next tranche of funding. The INSTITUTE reserves the right to terminate the Contract should a key milestone not be met.

Section 3.02                            Requests for Reimbursement and Quarterly Financial Status Reports. If the RECIPIENT does not receive an advance disbursement of Grant proceeds, the RECIPIENT’s requests for reimbursement shall be made on INSTITUTE Form 269a (Financial Status Report). If the RECIPIENT has elected to receive an advance disbursement of Grant proceeds, RECIPIENT shall submit INSTITUTE Form 269a (Financial Status Report) to document all costs and allowable expenses paid with Grant proceeds. The RECIPIENT shall submit the INSTITUTE Form 269a quarterly to the INSTITUTE within 90 days following the end of the quarter covered by the bill. A final INSTITUTE Form 269a shall be submitted by RECIPIENT not later than 90 days after the Termination Date. An extension of time for submission deadlines specified herein must be expressly authorized in writing by the INSTITUTE.

Section 3.03                            Actual Costs and Allowable Expenses. Because the Approved budget for the Project(s) as set forth in Attachment B is only an estimate, the parties agree that the RECIPIENT’s billings under this Contract will reflect the actual costs and expenses incurred in performing the Project(s), regardless of the Approved Budget, up to the total contracted amount specified in Section 2.01 “Award of Monies.” The RECIPIENT shall use Grant proceeds only for allowable expenses consistent with state law and agency administrative rules. Allowable expenses for the Project(s) shall be only as outlined in the Approved Budget and any modifications to same.

Section 3.04                            Travel Expenses. Reimbursement for travel expenditures shall be in accordance with the Approved Budget. Prior written approval from the INSTITUTE must be obtained before travel that exceeds the amount included in the Approved Budget commences. Failure to obtain such prior written approval shall result in such excess travel costs constituting expenses that may not be taken into account for the purposes of calculating expenditure of Grant funds under this Contract.

Section 3.05                            Budget Modifications. The total Approved Budget and the assignment of costs may be adjusted based on implementation of the Scope of Work, spending patterns, and unexpended funds, but only by an amendment to the Approved Budget. In no event shall an amendment to the Approved Budget result in payments in excess of the aggregate amount specified in Section 2.01 “Award of Monies” or in approved supplemental funding for the Project, if any. The RECIPIENT may make transfers between or among lines within budget categories without prior written approval provided that:

(a)    The total dollar amount of all changes of any single line item within budget categories (individually and in the aggregate) is less than 10% of the total Approved Budget;

(b)    The transfer will not increase or decrease the total Approved Budget;

(c)     The transfer will not materially change the nature, performance level, or Scope of Work of the Project; and

(d)    The RECIPIENT submits a revised copy of the Approved Budget including a narrative justification of the changes prior to incurring costs in the new category.

All other budget changes or transfers require the INSTITUTE’s express prior written approval. Transfer of funds between categories in the Project’s Approved Budget may be allowed if requests are in writing, fit within the Scope of Work and the total Approved Budget, are beneficial to the achievement of the objectives of the Project, and appear to be an efficient, effective use of the INSTITUTE’s funds.

Section 3.06                            Withholding Payment. The INSTITUTE may withhold Grant award proceeds from RECIPIENT if required Financial Status Reports (Form 269a) are not on file for previous quarters or for the final period, if material program requirements are not met and remain uncured after a reasonable time period to cure, if the RECIPIENT is in breach of any material term of this Contract, or in accordance with provisions of this Contract as well as applicable state or federal laws, regulations or administrative rules, and the breach remains uncured after a reasonable time period to cure. The INSTITUTE shall have the right to withhold all or part of any future payments to the RECIPIENT to offset any prior advance payments made to the RECIPIENT for ineligible expenditures that have not been refunded to the INSTITUTE by the RECIPIENT.

Section 3.07                            Grant Funds as Supplement to Budget. The RECIPIENT shall use the Grant proceeds awarded pursuant to this Contract to supplement its overall budget. These funds will in no event supplant existing funds currently available to the RECIPIENT that have been previously budgeted and set aside for the Project. The RECIPIENT will not bill the INSTITUTE for any costs under this Contract that also have been billed or should have been billed to any other funding source.

Section 3.08                            Buy Texas. The RECIPIENT shall apply good faith efforts to purchase goods and services from suppliers in Texas to the extent reasonably possible, to achieve a goal of more than 50 percent of such purchases from suppliers in Texas.

Section 3.09                            Historically Underutilized Businesses. The RECIPIENT shall use reasonable efforts to purchase materials, supplies or services from a Historically Underutilized Business (HUB). The Texas Procurement and Support Services website will assist in finding HUB vendors (http://www.window.state.tx.us/procurement.) The RECIPIENT shall complete a HUB report with each annual report submitted to the INSTITUTE in accordance with Attachment E.

Section 3.10                            Limitation on Use of Grant Award Proceeds to Pay Indirect Costs. The RECIPIENT shall not spend more than five percent of the Grant award proceeds for Indirect Costs.

Section 3.11                            Carry Forward of Unspent Funds and No Cost Extension. RECIPIENT may request to carry forward unspent funds into the budget for the next year. Carryover of unspent funds must be specifically approved by the INSTITUTE. The INSTITUTE may approve a no cost extension for the Contract for a period not to exceed six (6) months after the Termination Date if additional time beyond the Termination date is required to ensure adequate completion of the approved project. The Contract must be in good fiscal and programmatic standing. All terms and conditions of the Contract shall continue during any extension period and if such extension is approved, notwithstanding Section 2.03, all references to the “Termination Date” shall be deemed to mean the date of expiration of such extension period.

Article IV

AUDITS AND INSPECTIONS

Section 4.01                            Record Keeping. The RECIPIENT, each Collaborator whose costs are funded in all or in part by the Grant shall maintain or cause to be maintained books, records, documents and other evidence (electronic or otherwise) pertaining in any way to its performance under and compliance with the terms and conditions of this Contract (“Records”). The RECIPIENT, each Collaborator and each Contractor shall use, or shall cause the entity which is maintaining such Records to use generally accepted accounting principles in the maintenance of such Records, and shall retain or require to be retained all of such Records for a period of three (3) years from the Termination Date of the Contract.

Section 4.02                                    Audits. Upon request and with reasonable notice, the RECIPIENT, each Collaborator and each Contractor whose costs are charged to the Project shall allow, or shall cause the entity which is maintaining such items to allow, the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts for the State of Texas, to review, inspect, audit, copy or abstract all of its Records during regular working hours. Acceptance of funds directly under the Contract or indirectly through a subcontract under the Contract constitutes acceptance of the authority of the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts, to conduct an audit or investigation in connection with those funds for a period of three (3) years from the Termination Date of the Contract.

Notwithstanding the foregoing, any RECIPIENT expending $500,000 or more in federal or state awards during its fiscal year shall obtain either an annual single audit or a program specific audit. A RECIPIENT expending funds from only one state program may elect to obtain a program specific audit in accordance with Office of Management and Budget (OMB) Circular A-133 or with the State of Texas Uniform Grant Management Standards (UGMS). A single audit is required if funds from more than one federal or state program are spent by the RECIPIENT. The audited time period is the RECIPIENT’s fiscal year, not the INSTITUTE funding period.

Section 4.03                            Inspections. In addition to the audit rights specified in Section 4.02 “Audits”, the INSTITUTE shall have the right to conduct periodic onsite inspections within normal working hours and on a day and a time mutually agreed to by the parties, to evaluate the Institute-Funded Activity. The RECIPIENT shall fully participate and cooperate in any such evaluation efforts.

Section 4.04                            On-going Obligation to Submit Requested Information. The RECIPIENT shall, submit other information related to the Grant to the INSTITUTE as may be reasonably requested from time-to-time by the INSTITUTE, by the Legislature or by any other funding or regulatory bodies covering the RECIPIENT’s activities under this Contract.

Section 4.05                            Duty to Resolve Deficiencies. If an audit and/or inspection under this Article IV finds there are deficiencies that should be remedied, then the RECIPIENT shall resolve and/or cure such deficiencies within a reasonable time frame specified by the INSTITUTE. Failure to do so shall constitute an Event of Default pursuant to Section 8.03 “Event of Default.” Upon the RECIPIENT’S request, the parties agree to negotiate in good faith, specific extensions so that the RECIPIENT can cure such deficiencies.

Section 4.06                            Repayment of Grant Proceeds for Improper Use. In no event shall RECIPIENT retain Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended or in violation of the terms of this Contract. The RECIPIENT shall repay any portion of Grant proceeds used by the RECIPIENT for purposes for which the Grant was not intended, as determined by the final results of an audit conducted pursuant to the provisions of this Contract. Unless otherwise expressly provided for in writing and appended to this Contract, the repayment shall be made to the INSTITUTE no later than forty-five (45) days upon a written request by the INSTITUTE specifying the amount to be repaid and detailing the basis upon which such request is being made and the amount shall include interest calculated at an amount not to exceed five percent (5%) annually. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE’S sole discretion.

Section 4.07                            Repayment of Grant Proceeds for Relocation Outside of Texas. Unless waived by a vote of the Oversight Committee, the RECIPIENT shall repay the INSTITUTE all Grant proceeds disbursed to RECIPIENT in the event that RECIPIENT relocates its principal place of business outside of the State during the Contract term or within 3 years after the final payment of the Grant funds is made by the INSTITUTE.

Article V
ASSURANCES AND CERTIFICATIONS

Adoption of Attachment C. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment C in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VI
INTELLECTUAL PROPERTY AND REVENUE SHARING

Adoption of Attachment D. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment D in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VII
REPORTING

Adoption of Attachment E. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment E in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VIII
EARLY TERMINATION AND EVENT OF DEFAULT

Section 8.01                                     Early Termination of Contract. This Contract may be terminated prior to the Termination Date specified in Section 2.03 “Contract Term” by:

(a)              Mutual written consent of all parties to this Contract; or

(b)              The INSTITUTE for an Event of Default (defined in Section 8.03) by the RECIPIENT; or

(c)               The INSTITUTE if allocated funds should become legally unavailable during the Contract period and the INSTITUTE is unable to obtain additional funds for such purposes; or

(d) The RECIPIENT for convenience.

Section 8.02                            Repayment of Grant Proceeds upon Early Termination. The INSTITUTE may require the RECIPIENT to repay some or all of the disbursed Grant proceeds in the event of early termination under 8.01 (d) above or under Section 8.01(b) above, to the extent such Event of Default resulted from Grant funds being expended in violation of this Contract. To the extent that the INSTITUTE exercises this option, the INSTITUTE shall provide written notice to the RECIPIENT stating the amount to be repaid, applicable interest calculated not to exceed five percent (5%) annually, and the schedule for such repayment. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE’S sole discretion. In no event shall the RECIPIENT retain Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended.

Section 8.03                            Event of Default. The following events shall, unless expressly waived in writing by the INSTITUTE or fully cured by the RECIPIENT pursuant to the provisions herein, constitute an event of default (each, an “Event of Default”):

(a)              The RECIPIENT’s failure, in any material respect, to conduct the Project in accordance with the approved Scope of Work and to demonstrate progress towards achieving the milestones set forth in Section 2.02;

(b)              The RECIPIENT’s failure to conduct the Project within the State of Texas to the extent required under this Contract unless as otherwise specified in the application, Scope of Work or Approved Budget;

(c)               The RECIPIENT’s failure to fully comply, in any material respect, with any provision, term, condition, covenant, representation, certification, or warranty contained in this Contract or any other document incorporated herein by reference;

(d)              The RECIPIENT’s failure to comply with any applicable federal or state law, administrative rule, regulation or policy with regard to the conduct of the Project;

(e)               The RECIPIENT’s material misrepresentation or false covenant, representation, certification, or warranty made by RECIPIENT herein, in the Grant application, or in any other document furnished by RECIPIENT pursuant to this Contract that was misleading at the time that it was made; or

(f)                The RECIPIENT ceases its business operations, has a receiver appointed for all or substantially all of its assets, makes a general assignment for the benefit of creditors, is declared insolvent by a court of competent jurisdiction or becomes the subject, as a debtor, of a proceeding under the federal bankruptcy code, which such proceedings are not dismissed within ninety (90) days after filing.

Section 8.04                            Notice Required. If the RECIPIENT intends to terminate pursuant to Section 8.01(d) “Early Termination of Contract”, it shall provide written notice to the INSTITUTE pursuant to the notice provisions of Section 9.21 “Notices” no later than thirty (30) days prior to the intended date of termination.

If the INSTITUTE intends to terminate for an Event of Default under Section 8.01(b) by the RECIPIENT, as described in Section 8.03 “Event of Default”, the INSTITUTE shall provide written notice to the RECIPIENT pursuant to Section 9.21 “Notices” and shall include a reasonable description of the Event of Default and, if applicable, the steps necessary to cure such Event of Default. Upon receiving notice from the INSTITUTE, the RECIPIENT shall have thirty (30) days beginning on the day following the receipt of notice to cure the Event of Default. Upon request, the INSTITUTE may provide an extension of time to cure the Event of Default(s) beyond the thirty (30) day period specified herein so long as the RECIPIENT is using reasonable efforts to cure and is making reasonable progress in curing such Event(s) of Default. The extension shall be in writing and appended to the Contract. If the RECIPIENT is unable or fails to timely cure an Event of Default, unless expressly waived in writing by the INSTITUTE, this Contract shall immediately terminate as of the close of business on the final day of the allotted cure period without any further notice or action by the INSTITUTE required. In addition, and notwithstanding the foregoing, the INSTITUTE and the RECIPIENT agree that certain events that cannot be cured shall, unless expressly waived in writing by the INSTITUTE, constitute a final Event of Default under this Contract and this Contract shall terminate immediately upon the INSTITUTE giving the RECIPIENT written “Notice of Event of Default and FINAL TERMINATION.”

In the event that the INSTITUTE terminates the Contract under Section 8.01(c) above because allocated funds become legally unavailable during the Contract period, the INSTITUTE shall immediately provide written notification to the RECIPIENT of such fact pursuant to Section 9.21 “Notices.” The Contract is terminated upon the RECIPIENT’s receipt of that notification, subject to Section 9.09 “Survival of Terms.”

Section 8.05                            Duty to Report Event of Default. The RECIPIENT shall notify the INSTITUTE in writing pursuant to Section 9.21 “Notices”, promptly and in no event more than (30) days after it obtains knowledge of the occurrence of any Event of Default. The RECIPIENT shall include a statement setting forth reasonable details of each Event of Default and the action which the RECIPIENT proposes to take with respect thereto.

Section 8.06                            Obligations/Liabilities Affected by Early Termination. The RECIPIENT shall not incur new obligations that otherwise would have been paid for using Grant funds after the receipt of notice as provided by Section 8.04 “Notice Required”, unless expressly permitted by the INSTITUTE in writing, and shall cancel as many outstanding obligations as possible. The INSTITUTE shall not owe any fee, penalty or other amount for exercising its right to terminate the Contract in accordance with Section 8.01. In no event shall the INSTITUTE be liable for any services performed, or costs or expenses incurred, after the Termination Date of the Contract. Early termination by either party shall not nullify obligations already incurred, including the RECIPIENT’s revenue sharing obligations as set forth in Attachment D, or the performance or failure to perform obligations prior to the Termination Date.

Section 8.07                            Interim Remedies. Upon receipt by the RECIPIENT of a notice of Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of the INSTITUTE or this Contract is terminated, the INSTITUTE may enforce any or all of the following remedies (such rights and remedies being in addition to and not in lieu of any rights or remedies set forth herein):

(a)              The INSTITUTE may refrain from disbursing any amount of the Grant funds not previously disbursed; provided, however, the INSTITUTE may make such a disbursement after the occurrence of an Event of Default without thereby waiving its rights and remedies hereunder;

(b)              The INSTITUTE may enforce any additional remedies it has in law or equity.

The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies that the INSTITUTE would otherwise possess.

Article IX
MISCELLANEOUS

Section 9.01                            Uniform Grant Management Standards. Unless otherwise provided herein, the RECIPIENT agrees that the Uniform Grant Management Standards (UGMS), developed by the Governor’s Budget and Planning Office as directed under the Uniform Grant Management Act of 1981, TEX. GOVT. CODE, Ch. 783, apply as additional terms and conditions of this Contract and that the standards are adopted by reference in their entirety. If there is a conflict between the provisions of this Contract and UGMS, the provisions of this Contract will prevail unless expressly stated otherwise.

Section 9.02                            Management and Disposition of Equipment. During the term of this Contract, the RECIPIENT may use Grant funds to purchase Equipment to be used for the authorized purpose of the Project, subject to the conditions set forth below. Unless otherwise provided herein, title to Equipment shall vest in the RECIPIENT upon termination of the Contract.

(a)                   The INSTITUTE must authorize the acquisition in advance and in writing but an acquisition is deemed authorized if included in the Approved Budget for the Project;

(b)                   Equipment purchased with Grant funds must stay within the State of Texas;

(c)                    Equipment purchased with Grant funds must be materially deployed to the uses and purposes related to the Project;

(d)                   In the event the RECIPIENT is indemnified, reimbursed or otherwise compensated for any loss of, destruction of, or damage to the Equipment purchased using Grant funds, it shall use the proceeds to repair or replace said Equipment;

(e)                    Equipment may be exchanged (trade-in) or sold without the prior written approval of the INSTITUTE if the proceeds thereof shall be applied to the acquisition cost of replacement Equipment;

(f)                     The RECIPIENT may use its own property management standards and procedures provided that it observes the terms of UGMS, A-102, in all material respects;

(g)                    The title or ownership of the Equipment shall not be encumbered for purposes other than the Project nor or transferred other than to a permitted assignee of this Contract, without the prior written approval of the INSTITUTE;

(h)                   If the original or replacement Equipment is no longer needed for the originally authorized purpose or for other activities supported by the INSTITUTE, the RECIPIENT shall request disposition instructions from the INSTITUTE and, upon receipt, shall fully comply therewith; and

(i)                       If this Contract is terminated early pursuant to Section 8.01(b), (d), (e), or (f) above, the INSTITUTE shall determine the final disposition of Equipment purchased with Grant award money.

Section 9.03                            Supplies and Other Expendable Property. The RECIPIENT shall classify as materials, supplies and other expendable property the allowable unit acquisition cost of such property under $5,000 necessary to carry out the Project. Title to supplies and other expendable property shall vest in the RECIPIENT upon acquisition.

Section 9.04                            Acknowledgement of Grant Funding and Publicity. The parties agree to the following terms and conditions regarding acknowledging Grant funding and publicity:

(a)              The parties agree to fully cooperate and coordinate with each other in connection with all press releases and publications regarding the award of the Grant, the execution of the Contract and the Institute-Funded Activities.

(b)              The RECIPIENT shall notify the INSTITUTE’s Information Specialist or similar personnel at least three business days prior to any press releases, advertising, publicity, use of CPRIT logo, or other promotional activities that pertain to the Project or any Institute-Funded Activity. In the event that the INSTITUTE wishes to participate in a joint press release, the RECIPIENT shall coordinate and cooperate with the INSTITUTE‘s Information Specialist or similar personnel to develop a mutually agreeable joint press release.

(c)               Consistent with the goal of encouraging development of scientific breakthroughs and dissemination of knowledge, publication or presentation of scholarly materials is expected and encouraged. The RECIPIENT may publish in scholarly journals or other peer-reviewed journals (including graduate theses and dissertations) and may make presentations at scientific meetings without prior notice to or consent of the INSTITUTE, except as may otherwise be set forth in this Contract. The RECIPIENT shall promptly notify the INSTITUTE when any scholarly presentations or publications have been accepted for public disclosure and shall provide the INSTITUTE with final copies of all such accepted presentations and publications. The RECIPIENT shall acknowledge receipt of the INSTITUTE funding in all publications, presentations, press releases and other materials regarding the work associated with the Institute-Funded Activities. The RECIPIENT shall promptly submit an electronic version of all published manuscripts to PubMed Central in accordance with Section 9.05 “Public Access to Research Results.”

(d)              When grant funds are used to prepare print or visual materials for educational or promotional purposes for the general public (e.g., patients), and excluding presentations and publications discussed above in subsection (c), the RECIPIENT shall provide a copy of such materials to the INSTITUTE at least ten (10) days prior to printing. The RECIPIENT shall also acknowledge receipt of the INSTITUTE funding on all such materials including, but not limited to, brochures, pamphlets, booklets, training fliers, project websites, videos and DVDs, manuals and reports, as well as on the labels and cases for audiovisual or videotape/DVD presentations.

Section 9.05                            Public Access to Results of Institute-Funded Activities. The RECIPIENT shall submit an electronic version of its final peer-reviewed journal manuscripts that arise from Grant funds to the digital archive National Library of Medicine’s PubMed Central upon acceptance for publication. These papers must be accessible to the public on PubMed no later than 12 months after publication. This policy is subject to the terms of Attachment D and does not supplant applicable copyright law. For clarity, this policy is not intended to require the RECIPIENT to make a disclosure at a time or in any manner that would cause the RECIPIENT to abandon, waive or disclaim any intellectual property rights that it is obligated to protect pursuant to the terms of Attachment D.

Section 9.06                            Work to be Conducted in State. The RECIPIENT agrees that it will use reasonable efforts to direct that any new or expanded preclinical testing, clinical trials, commercialization or manufacturing that is part of or relating to any Institute-Funded Activities take place in the State of Texas, including the establishment of facilities to meet this purpose. If the RECIPIENT decides not to conduct such work in the State of Texas, the RECIPIENT shall provide a prior written explanation to the

INSTITUTE detailing the RECIPIENT’s reasons for conducting the work outside of the State of Texas and the RECIPIENT’s efforts made to conduct the work in the State of Texas.

Section 9.07                            Duty to Notify. During the term of this Contract and for a period of five (5) years thereafter, the RECIPIENT is under a continuing obligation to notify the INSTITUTE‘s Chief Executive Officer at the same time it is required to notify any Federal or State entity of any unexpected adverse event or condition that materially impacts the performance or general public perception of the conduct or results of the Project and Institute-Funded Activities, including any impact to the Scope of Work included in the Contract and events or results that have a serious adverse impact on human health, safety or welfare. By way of example only, if clinical testing of the results of Institute-Funded Activities reveal an unexpected risk of developing serious health conditions or death, then the RECIPIENT shall, at the same time it notifies any Federal or State entity, promptly so notify the INSTITUTE’s Chief Executive Officer even if such results are not available until after the term of this Contract. Notice required under this section shall be made as promptly as reasonably possible and shall follow the procedures set forth in Section 9.21 “Notices.”

Section 9.08                            Severability. If any provision of this Contract is construed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions hereof. The invalid, illegal or unenforceable provision shall be deemed stricken and deleted to the same extent and effect as if never incorporated herein. All other provisions shall continue as provided in this Contract.

Section 9.09                            Survival of Terms. Termination or expiration of this Contract for any reason will not release either party from any liabilities or obligations set forth in this Contract that: (1) the Parties have expressly agreed shall survive any such termination or expiration; or (2) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. Such surviving terms include, but are not limited to, Sections 2.13, 4.01, 4.02, 4.05, 4.06, 8.02, 8.06, 9.04, 9.05, 9.06, 9.07, 9.09, 9.14, 9.15, 9.16, 9.17, 9.18, and Attachment D.

Section 9.10                            Binding Effect and Assignment or Modification. This Contract and all terms, provisions and obligations set forth herein shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns, including all other state agencies and any other agencies, departments, divisions, governmental entities, public corporations or other entities which shall be successors to either of the parties or which shall succeed to or become obligated to perform or become bound by any of the covenants, agreements or obligations hereunder of either of the parties hereto. Upon a permitted assignment of this Contract by RECIPIENT, all references to “the RECIPIENT” herein shall be deemed to refer to such permitted assignee.

Section 9.11                            No Waiver of Contract Terms. Neither the failure by the RECIPIENT or the INSTITUTE, in any one or more instances, to insist upon the complete and total observance or performance of any term or provision hereof, nor the failure of the RECIPIENT or the INSTITUTE to exercise any right, privilege or remedy conferred hereunder or afforded by law, shall be construed as waiving any breach of such term or provision or the right to exercise such right, privilege or remedy thereafter. In addition, no delay on the part of either the RECIPIENT or the INSTITUTE, in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy.

Section 9.12                            No Waiver of Sovereign Immunity. No provision of this Contract is in any way intended to constitute a waiver by the INSTITUTE, the RECIPIENT (if applicable), or the State of Texas of any immunities from suit or from liability that the INSTITUTE, the RECIPIENT, or the State of Texas may have by operation of law.

Section 9.13                            Force Majeure. Neither the INSTITUTE nor the RECIPIENT will be liable for any failure or delay in performing its obligations under the Contract if such failure or delay is due to any cause beyond the reasonable control of such party, including, but not limited to, unusually severe weather, strikes, natural disasters, fire, civil disturbance, epidemic, war, court order or acts of God. The existence of such causes of delay or failure will extend the period of performance in the exercise of reasonable diligence until after the causes of delay or failure have been removed. Each party must inform the other in accordance with Section 9.21 “Notices” within five (5) business days, or as soon as it is practical, of the existence of a force majeure event or otherwise waive this right as a defense.

Section 9.14                            Disclaimer of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION WILL APPLY REGARDLESS OF WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9.15                            Indemnification and Hold Harmless. Except as provided herein, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all claims, demands, costs, expenses, liabilities, causes of action and damages of every kind and character (including reasonable attorneys fees) which may be asserted by any third party in any way related or incident to, arising out of, or in connection with (1) the RECIPIENT’s negligent, intentional or wrongful performance or failure to perform under this Contract, (2) the RECIPIENT’s receipt or use of Grant funds, or (3) any negligent, intentional or wrongful act or omission committed by the RECIPIENT as part of an Institute-Funded Activity or during the Project. In addition, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all costs and expenses of every kind and character (including reasonable attorneys fees, costs of court and expert fees) that are incurred by the INSTITUTE or the State of Texas arising out of or related to a third party claim of the type specified in the preceding sentence. Notwithstanding the preceding, such indemnification shall not apply in the event of the sole or gross negligence of the INSTITUTE. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.15 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

The RECIPIENT acknowledges and agrees that this indemnification shall apply to, but is not limited to, employment matters, taxes, personal injury, and negligence.

It is understood and agreed that it is not the intent of the parties to expand or increase the liability of the State of Texas under this Article. This provision is intended to prevent the RECIPIENT, the INSTITUTE and the State of Texas from attempting or appearing to assume liability it does not have the statutory or legal power to assume.

Section 9.16                            Alternative Dispute Resolution. If applicable, the dispute resolution process provided for in TEX. GOVT. CODE, Ch. 2260 shall be used, as further described herein, to resolve any claim for breach of contract made against the INSTITUTE (excluding any uncured Event of Default). The submission, processing and resolution of a party’s claim are governed by the published rules adopted by the Attorney General pursuant to TEX. GOVT. CODE, Ch. 2260, as currently effective, hereafter enacted or subsequently amended.

Section 9.17                            Applicable Law and Venue. This Contract shall be construed and all disputes shall be considered in accordance with the laws of the State of Texas, without regard to its principles governing the conflict of laws. Provided that the RECIPIENT first complies with procedures set forth in Section 9.16 “Alternative Dispute Resolution,” exclusive venue and jurisdiction for the resolution of claims arising from or related to this Contract shall be in the federal and state courts in Travis County, Texas.

Section 9.18                            Attorneys’ Fees. In the event of any litigation, appeal or other legal action to enforce any provision of the Contract, the RECIPIENT shall pay all expenses of such action, including attorneys’ fees and costs, if the INSTITUTE is the prevailing party. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.18 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

Section 9.19                            Counterparts. This Contract may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 9.20                            Construction of Terms The headings used in this Contract are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Contract. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word “including” and similar constructions (such as “includes”, “included”, “for example”, “such as”, and “e.g.”) shall mean “including, without limitation” throughout this Contract. The words “and” and “or” are not intended to convey exclusivity or nonexclusivity except where expressly indicated or where the context so indicates in order to give effect to the intent of the parties.

Section 9.21                            Notices. All notices, requests, demands and other communications will be in writing and will be deemed given on the date received as demonstrated by (i) a courier’s receipt or registered or certified mail return receipt signed by the party to whom such notice was sent, provided that such notice was sent to the Authorized Signing Official (ASO) at the address provided in the CPRIT Grants Management System, (ii) a fax confirmation page showing that such fax was successfully transmitted to the fax number provided in the CPRIT Grants Management System, or (iii) via correspondence in the CPRIT Grants Management System.

DP140067, Contract Attachment A

Layperson’s Summary

Mirna Therapeutics, Inc., is a Texas-based company developing a new class of cancer treatments that are based on naturally occurring tumor suppressor microRNAs. In April 2013, Mirna’s lead product, a liposomal mimic of miR-34 (MRX34), entered a Phase I clinical trial for liver cancer. Key benefit of these therapies is the ability to simultaneously block multiple cancer processes which is important for the successful treatment of cancer that frequently originates from multiple mutations and thrives on multiple pathways. The ability to interfere with multiple cancer pathways is a new paradigm in cancer therapy that has the potential to create more effective cancer drugs. Because most cancer drugs are more effective in drug combinations, we propose here the preclinical and clinical development of one or more MRX34 combination therapies to maximize efficacy. Our primary focus will be the MRX34+erlotinib (Tarceva®) combination in non-small cell lung cancer (NSCLC), the number one cause of cancer deaths in Texas. Our preclinical data show strong synergy between the miR-34 therapy and erlotinib in erlotinib-resistant cancer cells. Because erlotinib alone, an FDA-approved drug to treat NSCLC, only benefits a limited fraction of patients, combining it with MRX34 is likely to maximize efficacy and broaden the base of patients that can be treated with this drug. Mirna will use Texas based resources and leverage relationships established with the ongoing clinical development of MRX34.

Timelines: EDITED  project_timeline.pdf

Goal 1: Preclinical-development of the MRX34+erlotinib combination

ADDED

Objective 1: ADDED	Evaluate the MRX34+erlotinib combination in animal models of NSCLC. Milestone: Demonstrate that the MRX34+erlotinib combination is more effective than the single agents in an animal model of NSCLC.

Objective 2: ADDED	Perform toxicology studies in preparation of a MRX34+erlotinib clinical trial. Milestone: Demonstrate that the combination is safe at predicted therapeutic dose levels.

Goal 2: Identification of novel MRX34 combination therapies (Fall-back strategy to Aim 1)

ADDED

Objective 1: ADDED	Identify approved targeted therapeutics that synergize with miR-34 in cultured cancer cells. Milestone: Identify >1 synergistic combinations.

Objective 2: ADDED	Evaluate the MRX34 + new drug combination in vivo. Milestone: Demonstrate superior activity of the MRX34+drug in an animal model of cancer.

Objective 3: ADDED	Perform toxicology studies in preparation of the MRX34+drug clinical trial. Milestone: Demonstrate that the combination is safe at predicted therapeutic dose levels.

Goal 3: Clinical Trial investigating the MRX34 combination (erlotinib)

ADDED

Objective 1: ADDED	Execute the lead-in Phase I portion of the clinical study. Milestone: Determine the initial safety profile and recommended Phase II dose of the MRX34+erlotinib combination.

Objective 2: ADDED	Perform a randomized Phase II clinical study in patients with NSCLC. Milestone: Demonstrate superior efficacy of the MRX34+erlotinib combination vs erlotinib alone (clinical proof of concept).

Grant ID: DP140067

Principal Investigator/Program Director: Andreas Bader

ATTACHMENT B - Detailed Budget Form

Budget	Budget Year 1	Budget Year 2	Budget Year 3	Total Budget
a. Personnel	$431,696.00	$338,646.00	$245,805.00	$1,016,147.00
b. Fringe Benefits	$84,612.00	$66,375.00	$48,178.00	$199,165.00
c. Travel	$10,000.00	$16,667.00	$10,000.00	$36,667.00
d. Equipment	$0.00	$0.00	$0.00	$0.00
e. Supplies	$360,546.00	$700,000.00	$700,000.00	$1,760,546.00
f. Contractual	$734,667.00	$8,000.00	$8,000.00	$750,667.00
g. Other	$3,170,213.00	$4,533,333.00	$4,500,000.00	$12,203,546.00
h. Total Direct Charges	$4,791,734.00	$5,663,021.00	$5,511,983.00	$15,966,738.00
i. Indirect Charges (doesn’t apply to prevention awards)	$239,587.00	$283,151.00	$275,599.00	$798,337.00
j. Total Charges	$5,031,321.00	$5,946,172.00	$5,787,582.00	$16,765,075.00

* Note:

For purposes of contract initiation only:

Federal ID#:	26-1824804
Vendor ID#:	12618248046000
ASO Contact:	Irvin, Jon
Address:	2150 Woodward
Address 2:	ste 100
City, State, ZIP	Austin, TX 78744
Phone:	512-901-0916
Fax:	512-681-5201
Email:	jirvin@mirnarx.com

ATTACHMENT C

ASSURANCES AND CERTIFICATIONS

This Attachment C is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given to term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

By signing this Contract, RECIPIENT certifies compliance with the following assurances and certifications required by the INSTITUTE (listed below). RECIPIENT further acknowledges that its obligations pursuant to the following assurances and certifications are ongoing.

Section C1.01      Demonstration of Matching Funds. Pursuant to TEX. HEALTH & SAFETY CODE § 102.255(d) and T.A.C. 25 § 703.11, RECIPIENT has an amount of funds equal to one-half of the amount of the Grant to be disbursed each fiscal year of the Contract term dedicated to the research that is the subject of the Grant as demonstrated by the form incorporated herein to Attachment C. The RECIPIENT shall update the matching funds certification and verficiation annually for each fiscal year that Grant funds are disbursed.

Section C1.02      Payment of Taxes. RECIPIENT’s payment of franchise taxes is current or, if the RECIPIENT is exempt from payment of franchise taxes, that it is not subject to the State of Texas franchise tax. If franchise tax payments become delinquent during the Contract term, payments under this Contract will be withheld until the RECIPIENT’s delinquent franchise tax is paid in full. The RECIPIENT also acknowledges that it is not otherwise exempt from state sales or occupancy tax as a result of this Contract.

Section C1.03      Compliance with Confidentiality Guidelines Relating to Personal and Medical Information. RECIPIENT complies with all applicable laws, rules and regulations relating to personal and medical information. Without in any way limiting the foregoing, RECIPIENT maintains and enforces appropriate facility and information technology access rules and procedures to protect against inappropriate disclosure of patient records and all other documents deemed confidential by law, which are maintained in connection with the Project and Institute-Funded Activities, including provisions that comply with the requirements of the INSTITUTE’s rules, 25 T.A.C. Section 703.14. Upon request from the INSTITUTE, RECIPIENT will timely furnish a copy of the RECIPIENT’s facility and information technology access rules and procedures, as well as any other applicable confidentiality guidelines.

If RECIPIENT, including any Collaborators or Contractors, works directly with patients or otherwise has access to or maintains patient personal and medical information, RECIPIENT specifically addresses Health Insurance Portability and Accountability Act of 1996 regulations concerning confidentiality of personal and medical information. Any disclosure of confidential information in any way related to the Project (including information that may be required by reports and inspections) must be in accordance with all applicable laws.

Section C1.04      Conduct of Research or Service Provided. RECIPIENT understands that the Project must be conducted with full consideration for the ethical and medical implications of the research

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performed or services delivered and comply with all federal and state laws regarding the conduct of the research or service.

Section C1.05      Regulatory Certificates, Licenses and Permits. All personnel, facilities and equipment involved or to be involved in the Project are certified, licensed, permitted, registered or approved by the appropriate regulating agency, where applicable. Any revocation, surrender, expiration, non-renewal, inactivation or suspension of any such certification, license, permit, registration or approval shall constitute grounds for Contract termination.

Section C1.06      Assurances and Certifications in Accordance with the NIH Grants Policy Statement:

(a)     Civil Rights. Compliance with Title VI of the Civil Rights Act of 1964.

(b)     Handicapped Individuals. Compliance with Section 504 of the Rehabilitation Act of 1973 as amended.

(c)     Sex Discrimination. Compliance with Section 901 of Title IX of the Education Amendments of 1972 as amended.

(d)     Age Discrimination. Compliance with the Age Discrimination Act of 1975, as amended.

(e)     Patents, Licenses and Inventions. Compliance with the Standard Patent Rights clauses as specified in 37 CFR, Part 401 or 35 U.S.C. 203, if appropriate and applicable, in a manner that adequately protects the INSTITUTE’S rights in the Project Results.

(f)     Human Subjects. Compliance with the requirements of federal policy concerning the safeguarding of the rights and welfare of human subjects who are involved in activities supported by federal funds. Before any funding may be released for any Project involving human subjects, RECIPIENT must receive approval from RECIPIENT’s Institutional Review Board (IRB). Upon request, a copy of RECIPIENT’s IRB approval must be provided to the INSTITUTE.

(g)     Human Biological/Anatomical Material. Compliance with the recommendations of the NIH Office of Human Subject Research Medical Administrative Series (MAS) #MO1-2 entitled “Procurement and Use of Human Biological Materials for Research,” and any other federal or state requirements.

(h)     Use of Animals. Compliance with applicable portions of the Animal Welfare Act (PL 89-544 as amended) and appropriate Public Health Service Policy on Humane Care and Use of Laboratory Animals regulations. Before any funding may be released for any Project involving animal subjects, RECIPIENT must receive approval from RECIPIENT’s Institutional Animal Care and Use Committee (IACUC). Upon request, a copy of RECIPIENT’s IACUC approval must be provided to the INSTITUTE.

(i)      Debarment and Suspension. RECIPIENT certifies that neither it nor the Principal Investigator/Project Director or any other Recipient Personnel or personnel of any Collaborator or Contractor assigned to work on the Project are debarred, suspended, proposed for debarment, declared ineligible or otherwise excluded from participation in the Project by any federal or state department or agency.

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(j)      Non-Delinquency on Federal or State Debt. RECIPIENT certifies that neither it, nor any person to be paid from funds under this Contract, is delinquent in repaying any Federal debt as defined by OMB Circular A-129 or any debt to the State of Texas.

(k)     Eligibility to Receive Payments on State Contracts. RECIPIENT certifies that it and the Principal Investigator/Project Director are not ineligible to receive the Grant award under this Contract pursuant to Tex. Fam. Code Ann. Section 231.006 and acknowledges that this Contract may be terminated and payment may be withheld if this certification is inaccurate.

(l)      Drug-Free Workplace. Compliance with the Drug-Free Workplace Act of 1988 (45 CFR 82).

(m)   Misconduct in Science. Compliance with 42 CFR Part 50, Subpart A, and Final Rule as published at 54 CFR 32446, August 8, 1989.

(n)     Objectivity of Research/Conflict of Interest. Compliance with the NIH requirement to maintain a written standard of conduct and comply with 42 CFR Part 50, Subpart F, Responsibility of Applicants for Promoting Objectivity in Research. RECIPIENT must notify the INSTITUTE of any conflicting financial interests and assure that the interest has been managed, reduced or eliminated.

(o)     Trafficking in Persons. Compliance with the NIH regulations on trafficking in persons as published at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-08-055.html.

(p)     Criminal Misconduct. RECIPIENT shall promptly report issues to the INSTITUTE involving potential civil or criminal fraud related in any way to the Project, the Institute-Funded Activity or this Contract, such as false claims or misappropriation of federal or state funds.

Section C1.07      Tobacco Free Workplace Policy. Pursuant to T.A.C. 25 § 703.20, RECIPIENT certifies that its board of directors, governing body, or similar has adopted and enforces a Tobacco-Free Workplace Policy that meets or exceeds all of the following minimum standards:

(a)     Prohibits the use of all forms of tobacco products, including but not limited to cigarettes, cigars, pipes, water pipes (hookah), bidis, kreteks, electronic cigarettes, smokeless tobacco, snuff and chewing tobacco;

(b)     Designates the property to which the policy applies (“designated area”). The designated area(s) must at least comprise all buildings and structures where the CPRIT project is taking place, as well as the sidewalks, parking lots, walkways, and attached parking structures immediately adjacent but only to the extent the CPRIT Grant Recipient owns, leases as the sole tenant, or controls the building, sidewalks, parking lots and/or parking structures. In the event that the RECIPIENT does not own, lease as the sole tenant, or control the building, sidewalks, parking lots and/or parking structures, then the designated area(s) must include all areas under the RECIPIENT’s control;

(c)     Applies to all employees and visitors in the designated area(s); and

(d)     Provides for or refers employees to tobacco use cessation services.

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If RECIPIENT cannot meet the minimum standards as set forth in this section, RECIPIENT certifies that it has received an approved waiver from the INSTITUTE’s CEO for the current fiscal year.

Section C1.08      No Donations to the Institute or a Foundation Established to Support Institute. RECIPIENT certifies that as of June 14, 2013, it has not made and will not make a contribution, during the term of the Contract, to the INSTITUTE or to any foundation established specifically to support the INSTITUTE.

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DP140067 - Product Development Contract Attachment C Part 2 Matching Compliance Certification (MCC) - Initial

For Public or Private Institutions of Higher Education ONLY (all other entities proceed to the table below): The grant recipient may credit toward the matching funds requirement the dollar equivalent to the difference between the institution’s federally approved indirect cost rate for research projects and CPRIT’s five percent (5%) indirect cost allowance. If a Public or Private Institution of Higher Education intends to fulfill its match requirement using expended funds only (no federally approved indirect cost rate credit), then choose “No” on the first question and proceed to the table below.

If the grant recipient’s Federally Approved Indirect Cost Rate is greater than or equal to 55% (the 50% matching funds requirement and the 5% CPRIT Indirect Cost Rate), then no further action is required once the appropriate information has been entered in lines “a” through “d” below.

If the combined Federally Approved Indirect Cost Rate and the CPRIT Indirect Cost Rate calculated for the Project is less than 55%, then the grant recipient must use the table below to demonstrate that it has encumbered funds available and not yet expended that are dedicated to the CPRIT-funded project for the portion of the match requirement not met by the Federally Approved Indirect Cost Rate credit.

Public or Private Institution of Higher Education:
(Choose ‘No’ if You Are Using Encumbered Funds) No

	Award Year #1			Award Year #2			Award Year #3			Current Year
	Total Award Amount for Award Year #1	Remaining Dollar Amount to Fulfill Match Requirement	Actual “Non CPRIT” Funds Expended **	Total Award Amount for Award Year #2	Remaining Dollar Amount to Fulfill Match Requirement	Actual “Non CPRIT” Funds Expended **	Total Award Amount for Award Year #3	Remaining Dollar Amount to Fulfill Match Requirement	Actual “Non CPRIT” Funds Expended **	Match Credit/ Deficiency (if any)
Public or Private Institutions of Higher Education	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
All Other Entities	$5,031,321.00	$2,515,660.50	$0.00	$5,946,172.00	$0.00	$0.00	$5,787,582.00	$0.00	$0.00	$2,515,660.50 DEF
Total Non-State Funds Leveraged as a Match for Award			$0.00			$0.00			$0.00

The information above is the entity/Institution’s demonstration of encumbered available funds pursuant to its certification in Attachment C. The information in the certification shall be updated annually. By approving this form the grant recipient certifies that it has the matching funds available as reflected on the form.

Matching Fund Deficiencies (DEF) and Credits (CR)

The amount that appears in the “Remaining Dollar Amount to Fulfill Match Requirement” column is calculated to meet the matching funds requirement (50%). This is the amount that is certified at the beginning of the grant. The grantee will complete the third column at the end of the project year. It is possible for the grant recipient to actually expend more or less than the amount that is certified. In that event, the surplus/deficiency may be carried forward as a credit (CR) or deficiency (DEF).

If the grant recipient fails to expend its matching funds requirement for the year, the deficiency may be carried forward and added to the matching fund requirement for the next project year so long as: 1.) the deficiency is equal to or less than 20% of the total matching funds required for the same period; and 2.) the grant recipient has not previously had a matching funds deficiency. For a second deficiency of any amount, or for a deficiency greater than 20% of the total matching funds required for the same period, distribution of grant funds will be suspended. Depending upon the amount of the matching fund deficiency, CPRIT may declare the grant contract in default.

If the grant recipient actually expends more than its matching funds requirement for the year, the surplus may be carried forward to reduce the matching fund requirement for the next project year(s).

* Appropriate sources for encumbered funds dedicated to the CPRIT project may include but are not necessarily limited to: (1) Federal funds (including American Recovery and Reinvestment Act of 2009 funds, and the fair market value of drug development support provided to the recipient by the National Cancer Institute (NCI) or other similar programs); (2) State of Texas funds (Non-CPRIT); (3) Other States’ funds; (4) Non-governmental funds (including private funds, foundation grants, gifts and donations); and (5) Un-recovered indirect costs not to exceed 10 percent of the grant award amount, subject to the following conditions: (A) These costs are not otherwise charged against the grant as the five percent indirect funds; (B) The Institution or recipient must have a documented federal indirect cost rate or an indirect certified by an independent accounting firm; and (C) Is not allowed if the grant recipient is a public or private institution of higher education.

The following items do not qualify as encumbered funds:

(1) In-kind costs; (2) Volunteer services furnished to the grant recipient; (3) Noncash contributions; (4) Income earned not available at the time of award; (5) Pre-existing real estate including building, facilities and land, (6) Deferred giving such as a charitable remainder annuity trust, a charitable remainder unitrust, or a pooled income fund; or (7) Other items as may be determined by the Oversight Committee.

** All supporting documentation for non-CPRIT funds expended are subject to compliance review.

ATTACHMENT D

EQUITY INVESTMENT

This Attachment D is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given the term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

PART 1
TRANSACTION SUMMARY

Section D1.01 Overview. This Attachment summarizes the principal terms of the private placement of Common Stock of Mirna Therapeutics, Inc. (the “Investment”) which may be completed in connection with an Initial Public Offering (the “IPO”) on or before December 31, 2016. The issuer will be RECIPIENT and the acquirer will be the INSTITUTE.

Section D1.02 Summary of Investment. Contemporaneous with the execution of the Contract, RECIPIENT and INSTITUTE have entered into agreements whereby INSTITUTE will acquire shares of Common Stock of RECIPIENT (the “Shares”), concurrent with and conditional upon the consummation of RECIPIENT’s Qualified IPO pursuant to an effective registration statement under the Securities Act, at a purchase price per share (the “Purchase Price”) equal to the price per share offered to the public in the IPO. In the event that RECIPIENT elects to pursue a private equity financing round prior to an IPO, RECIPIENT may invite and INSTITUTE, in its sole discretion, may accept participation in the next equity financing round (the “Next Equity Financing”) on terms mutually agreeable to the parties.

Section D1.03 Investment Agreements. The investment agreements (the “Investment Agreements”) include (a) a Stock Purchase Agreement (including schedules and exhibits attached thereto) executed by and between RECIPIENT and INSTITUTE on August 31, 2015 (the “Stock Purchase Agreement”), (b) a Lock-Up Agreement executed by and between RECIPIENT and INSTITUTE on August 31, 2015 (the “Lock-Up Agreement”) and (c) a Registration Rights Agreement to be executed by and between RECIPIENT and INSTITUTE on or prior to the Closing Date. The Investment Agreements together with the Contract and any other documents or agreements explicitly contemplated hereunder are referred to as the “Transaction Documents.”

PART 2
INVESTMENT CLOSING

Section D2.01 Investment Amount. Subject to the terms and conditions set forth in the Stock Purchase Agreement, at the Closing, RECIPIENT shall issue and sell to INSTITUTE, and INSTITUTE shall purchase from RECIPIENT, the number of shares of Common Stock equal to the number obtained by dividing

DP140067

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$16,765,076.00 (the “Investment Amount”) by the Purchase Price, rounded down to the nearest whole share.

Section D2.02 Date of Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of RECIPIENT’s Counsel on the business day immediately preceding the consummation of the IPO (the “Closing Date”) (or, with the written consent of both INSTITUTE and RECIPIENT, prior to the Closing Date) or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

Section D2.03 Form of Payment. On the Closing Date, INSTITUTE shall pay to RECIPIENT the Investment Amount by wire transfer of immediately available funds and RECIPIENT shall irrevocably instruct the Transfer Agent to deliver to INSTITUTE the Shares in book-entry form.

PART 3
CONDITIONS PRECEDENT TO CLOSING

Section D3.01 Conditions Precedent to the Obligation for INSTITUTE to Purchase Shares. In addition to conditions precedent in the Investment Agreements, the obligation of INSTITUTE to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by INSTITUTE:

(a)         Performance. RECIPIENT shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Contract to be performed, satisfied or complied with at or prior to the Closing.

(b)         Consummation of the IPO. The IPO shall have been consummated on or prior to December 31, 2016.

(c)          Project Failure. Prior to the consummation of the IPO, no Project Failure shall have occurred.

Section D3.02 IPO Not Consummated or Project Failure. If the IPO is not consummated on or prior to December 31, 2016 or in the event of a Project Failure prior to the IPO, INSTITUTE may terminate the Contract in accordance with Article VIII of the Contract and shall have no obligation to reimburse RECIPIENT for any funds expended on the Project from the Effective Date through the Termination Date.

PART 4
DEFINITIONS

Throughout this Attachment D, the following underlined terms shall have the meanings given below.

(1)                   Closing means the closing of the purchase and sale of the Shares pursuant to the Stock Purchase Agreement.

(2)                   Common Stock means shares of the common stock of RECIPIENT, par value $0.001 per share, and also includes any other class of securities into which such common stock may hereafter be reclassified or changed into.

(3)                   Project Failure means an event that leads to a declaration by RECIPIENT that the Project is no longer commercially viable due to an adverse safety or efficacy event.

(4)                   Qualified IPO has the meaning set forth in Section 1.1 of the Stock Purchase Agreement.

(5)                   RECIPIENT’s Counsel means Latham & Watkins LLP.

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(6)                       Securities Act means the Securities Act of 1933, as amended.

(7)                       Transfer Agent means the transfer agent named in Section 1.1 of the Stock Purchase Agreement

Other terms may be defined elsewhere in this Attachment or in the Contract.

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ATTACHMENT E

REPORTING REQUIREMENTS

This Attachment E is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given to term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

INSTITUTE and RECIPIENT agree as follows:

ANNUAL REPORTING

Section E1.01 Annual Reports. The RECIPIENT shall submit reports annually to the INSTITUTE within 60 days of the anniversary of the Effective Date of this Contract or at such other time as may be specified herein. The reports shall be submitted by the means and in the form(s) required by the INSTITUTE and shall be signed by the Principal Investigator/Program Director and the RECIPIENT’s Authorized Signing Official. To the extent possible, the reports shall only include information that may be shared publicly. However, if it is necessary to submit information in the reports that the RECIPIENT considers confidential in order to fully comply with the terms of this Contract, then the RECIPIENT shall use reasonable efforts to mark such information as “confidential” and shall, to the extent practicable, to segregate such information within the reports to facilitate its redaction should redaction ever be necessary or appropriate.

Section E1.02 Contents of Reports. Each report shall contain a signed verification (electronic signature is acceptable) of RECIPIENT’s compliance with each of its obligations as set forth in the Contract and shall include the following for the period covered by such report, as may then be applicable:

(a) Project Data. During the term of the Contract, RECIPIENT shall include in its annual report each of the following (except that the final annual report due under this part (a) shall be due within ninety (90) days after the end of the term of the Contract):

(1)              A brief statement of the progress made to under the Scope of Work, including the progress to achieve the Project Goals and Timelines set forth in Attachment A.

(2)              A brief statement of the Project Goals for the twelve months following submission of the report.

(3)              New jobs created in the preceding twelve month period as a result of the Grant funds awarded to RECIPIENT.

(4)              An inventory of the Equipment purchased for the Project using Grant funds.

(5)              A HUB report in accordance with Section 3.08 “Historically Underutilized Businesses” of the Contract.

(b) Commercialization Data. During the term of the Contract and continuing thereafter for so long as RECIPIENT has ongoing obligations to the INSTITUTE with respect to protection, development, commercialization and licensing of Project Results pursuant to Attachment D, RECIPIENT shall provide information about commercialization activities in a format specified by the INSTITUTE.

c) Revenue Sharing Data. During the term of the Contract and continuing thereafter for so long as RECIPIENT has ongoing obligations to the INSTITUTE with respect to revenue sharing pursuant to Attachment D:

(1)              A statement of the identities of the funding sources, amounts and dates of funding for all funding sources for the Project.

(3)              A brief statement of the RECIPIENT’s efforts to secure additional funds to support the Project.

(4)              All financial information necessary to verify the calculation of the revenue sharing amounts specified in Attachment D.

(d) Additional Data. In addition to the foregoing, RECIPIENT shall use commercially reasonable efforts to also promptly report any other information required by this Contract or otherwise reasonably requested by the INSTITUTE, the Legislature, or any other funding or regulatory bodies covering the RECIPIENT’s activities under this Contract.

Section E1.03 Record Keeping and Audits. The provisions of Article IV of the Contract shall apply fully to all information reported to the INSTITUTE pursuant to this Attachment, except that the right of the State of Texas to audit and the RECIPIENT’s obligation to maintain Records shall continue until four years after the date of each such report made by RECIPIENT hereunder.

Section E1.04 Confidentiality of Documents and Information. The provisions of Section 2.13 “Confidentiality of Documents and Information” of the Contract shall apply fully to all Confidential Information reported, delivered or submitted to the INSTITUTE pursuant to this Attachment E.

Grant ID: DP140067
PI/PD/CR: Andreas Bader
Organization: Mirna Therapeutics, Inc.

Approved Contract Documents

Title	Approved By	Approved Date
Product Development Base Contract	Irvin, Jon	01 Sep 2015
Attachment A - Goals and Objectives	Nelson, Lisa	01 Sep 2015
Attachment B - Verification Request of Contract Document	Irvin, Jon	01 Sep 2015
Attachment C Part 1 - Assurances and Certifications	Irvin, Jon	01 Sep 2015
Attachment C Part 2 - Matching Compliance Certification	Ruiz, Wilfredo	01 Sep 2015
Attachment D - Intellectual Property and Revenue Sharing	Irvin, Jon	01 Sep 2015
Attachment E - Reporting Requirements	Irvin, Jon	01 Sep 2015
Chief Executive Officer Approval	Roberts, Wayne	01 Sep 2015

ATTACHMENT F

APPROVED AMENDMENTS TO CONTRACT

This Attachment F (this “Attachment”) is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and Mirna Therapeutics, Inc. (the “RECIPIENT”). A capitalized term used in this Attachment shall have the meaning given the term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control. For the amendments below, additions to the Contract are shown in bold double underline and deletions are shown with ~~strikethrough~~.

1.              Section (1) of Article I of the Contract is hereby amended and restated by adding a new defined term as follows:

“(11) Equity Investment — the  purchase by INSTITUTE of ownership shares or units in the RECIPIENT as set forth in Attachment D.”

2.              Section 2.02 of the Contract is hereby amended and restated as follows:

“Section 2.02 Scope of Work and Milestones. The RECIPIENT shall perform the Project in accordance with this Agreement and as outlined in Application DP140067 submitted by the RECIPIENT and approved by the INSTITUTE. The RECIPIENT shall conduct the Project within the State of Texas with Texas-based employees, Contractors and/or Collaborators unless otherwise specified in the Scope of Work or the Approved Budget. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment A in their entirety, incorporate them as if fully set forth herein, and agree that the Project description, goals, timeline and milestones included as Attachment A accurately reflect the Scope of Work of the Project to be undertaken by the RECIPIENT (the “Scope of Work”) and the milestones expected to be achieved. RECIPIENT and the INSTITUTE mutually agree that the outcome of scientific research is unpredictable and cannot be guaranteed. The RECIPIENT shall use commercially reasonable efforts to complete the goals of the Project pursuant to the timeline reflected in Attachment A and shall timely notify the INSTITUTE if circumstances occur that materially and adversely affect completion thereof. Modifications, if any, to the Scope of Work must be agreed to in writing by both parties as set forth in Section 2.06 “Amendments and Modifications” herein. Material changes to the Scope of Work include, but are not limited to, changes in key personnel involved with the Project, the site of the Project, and the milestones expected to be achieved. Notwithstanding the forgoing, however, if the Project is determined by the RECIPIENT to no longer be commercially feasible after good faith efforts by RECIPIENT, the  RECIPIENT, in consultation with INSTITUTE, shall reallocate any remaining Approved Budget to other oncology related projects or activities being pursued by RECIPIENT.”

3.              Section 2.03 of the Contract is hereby amended and restated as follows:

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“Section 2.03 Contract Term. The Contract shall be effective as of June 1, 2014 (the “Effective  Date”) and terminate on August 31, 2018 or in accordance with the Contract termination provisions set forth in Article VIII herein, whichever shall occur first (the “Termination Date”). Unless otherwise approved by the INSTITUTE as evidenced by written communication from the INSTITUTE to the RECIPIENT and appended to the Contract, Grant funds distributed pursuant to the Contract shall be expended no earlier than the Effective Date or subsequent to the Termination Date. ~~If, as of the Termination Date, the RECIPIENT has not used Grant money awarded by the INSTITUTE for permissible services, expenses, or costs related to the Project and has not received approval from the INSTITUTE for a no cost extension to the contract term pursuant to Section 3.11 “Carry Forward of Unspent Funds and No Cost Extension” herein, then the RECIPIENT shall not be entitled to retain such unused Grant funds from the INSTITUTE.~~  Certain obligations as set forth in Section 9.09 of this Contract shall extend beyond the Termination Date.”

4.              Section 2.04(d) of the Contract is hereby amended and restated as follows:

“(d) Attachment D — ~~Intellectual Property and Revenue Sharing~~Equity Investment”

5.              Section 2.09 of the Contract is hereby amended and restated as follows:

“Section 2.09 Transfer or Assignment by the Recipient. This Contract is not transferable or otherwise assignable by the RECIPIENT, whether by operation of law or otherwise, without the prior written consent of the INSTITUTE, except as provided in this Section 2.09. Any such attempted transfer or assignment without the prior written consent of the INSTITUTE (except as provided in this Section 2.09) shall be null, void and of no effect. For purposes of this section, an assignment or transfer of this Contract by the RECIPIENT in connection with a merger, transfer or sale of all or substantially all of the RECIPIENT’s assets or business related to this Contract or a consolidation, change of control or similar transaction involving the RECIPIENT shall not be deemed to constitute a transfer or assignment~~, so long as such action does not impair or otherwise negatively impact the revenue sharing terms in Attachment D~~. Nothing herein shall be interpreted as superseding the requirement that the Project be undertaken in Texas with Texas-based employees.”

6.              Section 3.01 of the Contract is hereby amended and restated as follows:

“Section 3.01 Payment of Grant Award Proceeds. ~~The-~~INSTITUTE will advance the entire Grant award proceeds ~~upon request by the RECIPIENT, consistent with the amounts and schedule as provided~~as set forth in Attachment ~~B~~D and the schedule therein. ~~If the RECIPIENT does not request or the Oversight Committee does not authorize advancement of funds for some or the entire Grant award proceeds, disbursement of Grant award proceeds for services performed and allowable expenses and costs incurred pursuant to the Scope of Work will be on a reimbursement basis. To the extent that completion of certain milestones is associated with a specific tranche of funding as reflected in the Scope of Work, those milestones shall be accomplished before funding may be provided for next tranche of funding.~~ The Institute reserves the right to terminate the Contract should a key milestone not be met.”

7.              Section 3.02 of the Contract is hereby amended and restated as follows:

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“Section 3.02    Requests for Reimbursement and Quarterly Financial Status Reports.  ~~If the RECIPIENT does not receive an advance disbursement of Grant proceeds, the RECIPIENT's requests for reimbursement shall be made on INSTITUTE Form 269a (Financial Status Report).  If the RECIPIENT has elected to receive an advance disbursement of Grant proceeds,~~ RECIPIENT shall submit INSTITUTE Form 269a (Financial Status Report) to document all costs and allowable expenses paid with Grant proceeds. The RECIPIENT shall submit the INSTITUTE Form 269a quarterly to the INSTITUTE within 90 days following the end of the quarter covered by the bill. A final INSTITUTE Form 269a shall be submitted by RECIPIENT not later than 90 days after the Termination Date. An extension of time for submission deadlines specified herein must be expressly authorized in writing by the INSTITUTE. In the event that RECIPIENT fails to or does not timely submit INSTITUTE Form 269a without good cause. INSTITUTE may levy a fine of $5.000 per submission. Good cause shall mean any event that delays or prevents the submission of a report despite RECIPIENT’s good faith efforts to comply with the report submission requirements. If the INSTITUTE levies a fine for failure to report, the INSTITUTE'S Executive Director or his/her designee shall notify RECIPIENT in writing. Within 10 days of receipt of the notice, RECIPIENT may provide an explanation demonstrating good cause, submit the report or pay the fine.”

8.              Section 3.06 of the Contract is hereby amended and restated as follows:

“Section 3.06 Withholding Payment. ~~The~~As set forth in Attachment D, the INSTITUTE may withhold Grant award proceeds from the RECIPIENT if ~~required Financial Status Reports (Form 269a) are not on file for previous quarters or for the final period, if material program requirements are not met and remain uncured after a reasonable time period to cure, if the RECIPIENT is in broach of any material term of this Contract, or in accordance with provisions of this Contract as well as applicab~~l~~e state or federal~~ l~~aws, regu~~l~~ations or administrative rules, and the breach remains uncured after a reasonable time period to cure. The INSTITUTE shall have the right to withhold all or part of any future payments to the RECIPIENT to offset any prior advance payments made to the RECIPIENT for ineligible expenditures that have not been refunded to the INSTITUTE by the RECIPIENT~~a Project Failure occurs prior to the Equity Investment by CPRIT or if such Equity Investment fails to occur prior to the Investment Expiration Date.”

9.              Section 4.01 of the Contract is hereby amended and restated as follows:

“Section 4.01 Record Keeping. The RECIPIENT, each Collaborator and each Contractor whose costs for performance of the Project are funded in all or in part by the Grant shall maintain or cause to be maintained books, records, documents and other evidence (electronic or otherwise) pertaining in any way to its performance under and compliance with the terms and conditions of this Contract (“Records”). The RECIPIENT, each Collaborator and each Contractor shall use, or shall cause the entity which is maintaining such Records to use generally accepted accounting principles in the maintenance of such Records, and shall retain or require to be retained all of such Records for a period of three (3) years from the Termination Date of the Contract.”

10.  Section 4.03 of the Contract is hereby amended and restated as follows:

“Section 4.03 Inspections. In addition to the audit rights specified in Section 4.02 “Audits”, the INSTITUTE shall have the right to conduct periodic (no more frequently than on a semi-annual basis) onsite inspections within normal working hours and on a day and a time mutually agreed to by the

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parties, to evaluate the Institute-Funded Activity. The RECIPIENT shall fully participate and cooperate in any such evaluation efforts.”

11.       Section 4.06 of the Contract is hereby amended and restated as follows:

“This section has been intentionally deleted.”

12.       Section 4.07 of the Contract is hereby amended and restated as follows:

“This section has been intentionally deleted.”

13.  Article VI of the Contract is hereby renamed “Equity Investment.”

14.  Article VII of the Contract is hereby amended and restated as follows:

“Adoption of Attachment E. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment E in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms. In the event that RECIPIENT fails to or does not timely submit a report required by Attachment E without good cause, INSTITUTE may levy a fine of $5.000 per submission. Good cause shall mean any event that delays or prevents the submission of a report despite RECIPIENT’s good faith efforts to comply with the report submission requirements. If the INSTITUTE levies a fine for failure to report, the INSTITUTE’s Executive Director or his/her designee shall notify RECIPIENT in writing. Within 10 days of receipt of the notice. RECIPIENT may provide an explanation demonstrating good cause, submit the report or pay the fine.”

15.  Section 8.01(b) of the Contract is hereby amended and restated as follows:

“(b)              The INSTITUTE for an Event of Default (defined in Section 8.03) by the RECIPIENT, provided that such Event of Default occurs after the equity investment set forth in Attachment D; or”

16.       Section 8.02 of the Contract is hereby amended and restated as follows:

“This section has been intentionally deleted.”

17.  Section 8.06 of the Contract is hereby amended and restated as follows:

“Section 8.06 Obligations/Liabilities Affected by Early Termination~~. The RECIPIENT sha~~l~~l not~~ i~~ncur new obligations that otherwise would have been paid for using Grant funds after the receipt of notice as provided by Section 8.04 “Notice Required”, unless expressly permitted by the INSTITUTE in writing, and shall cancel as many outstanding ob~~l~~igations as possible~~. The INSTITUTE shall not owe any fee, penalty or other amount for exercising its right to terminate the Contract in accordance with Section 8.01. In no event shall the INSTITUTE be liable for any services performed, or costs or expenses incurred, after the Termination Date of the Contract. Early termination by either party shall not nullify obligations already incurred~~, including the RECIPIENT’s revenue sharing obligations as set forth in Attachment D,~~ or the performance or failure to perform obligations prior to the Termination Date.”

18.  New Section 8.08 is hereby added to the Contract as follows:

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“Section 8.08 Dispute Resolution for Non-Performance. All disputes, controversies or claims arising out of or relating to an Event of Default under Section 8.02(a) of this Agreement (“Disputed may be addressed by the three-step resolution process set forth:

1.              Step 1. First, the parties shall attempt in good faith to resolve the Dispute by negotiation and consultation between themselves (the “Initial Negotiation”) for a period of ten (10) days after notice from one party to the other parties to the Dispute (the “Initial Negotiation Period”).

2.              Step 2. Second, If the Dispute is not resolved by the Initial Negotiation during the Initial Negotiation Period, the Dispute may be escalated to the leadership of the respective parties (or to such other person of equivalent or superior position designated by such party in a written notice to the other parties, each a “Dispute Representative”) and each party will prepare a summary of the Dispute and that party’s proposed resolution for curing the Dispute (the “Escalation Brief”). Each party’s Escalation Brief will be submitted to the Dispute Representatives within five (5) days following the close of the Initial Negotiation Period. Within ten (10) business days of the delivery of the Escalation Notice, the Dispute Representatives of the parties shall initiate good faith negotiations to promptly resolve the Dispute.

Dispute Representative of INSTITUTE:	Chief Executive Officer, Cancer Prevention & Research Institute of Texas

Dispute Representative of RECIPIENT:	President, Mirna Therapeutics, Inc.

3.              Step 3. Third, if the Dispute is not resolved by the Dispute Representatives. then within ten (10) days after one party provides initial notice to the other party that it intends to seek resolution of the Dispute, the parties shall jointly submit the Dispute to nonbinding mediation (the “Mediation”) in accordance with the Commercial Mediation Procedures of the American Arbitration Association (“AAA”). The Mediation shall be conducted by an independent qualified mediator jointly selected by the parties to the Dispute from a list of three nominees presented by RECIPIENT, on the one hand, and three nominees presented by INSTITUTE on the other, provided that any mediator nominated shall have experience relevant to the Dispute. If the parties are unable to reach agreement as to the mediator from such nominees, then the mediator shall be selected from the roster of mediators maintained by the AAA having experience relevant to the Dispute using the AAA methodology for selection of mediators. The parties to the Dispute shall use all commercially reasonable efforts to promptly conclude the Mediation. The place of the Mediation shall be Austin, Texas. The expenses of the Mediation shall be borne equally by RECIPIENT, on one hand (and to the extent a party), and INSTITUTE on the other hand (and to the extent a party), provided that each shall pay for and bear the cost of its own experts, evidence and counsel’s fees. If the Dispute is not resolved in the Mediation, then the parties to the Dispute shall cause the mediator in such Mediation to promptly (and in any event within five (5) days after the conclusion of the Mediation) deliver to the Dispute Representatives (and in any event contemporaneous with the Escalation Notice), a written report prepared by such mediator describing the Dispute and the final positions communicated by each party, provided that such report shall not compromise the mediator’s duty of confidentiality.

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Notwithstanding this three-step process, the Parties reserve their respective rights to seek any and all remedies at law the either might have including, but not limited to, compelling specific performance under the Agreement.”

19.  Section 9.02(g), (h) and (i) of the Contract are hereby amended and restated as follows:

(g)          The title or ownership of the Equipment shall not be encumbered for purposes other than the Project nor or transferred other than to a permitted assignee of this Contract without the prior written approval of the INSTITUTE; and

(h)         If the original or replacement Equipment is no longer needed for the originally authorized purpose or for other activities supported by the INSTITUTE, the RECIPIENT shall ~~request disposition instructions from~~notify the INSTITUTE ~~and, upon receipt, shall fu~~ll~~y comp~~l~~y therewith; and~~regarding its intended final disposition.

~~(i)              If this Contract is terminated early pursuant to Section 8.01(b),(d), (e) or (f) above, the INSTITUTE shall determine the final disposition of Equipment purchased with Grant award money.~~

20.       Section 9.04 of the Contract is hereby amended and restated by adding new subsection (e) as follows:

(e)          Notwithstanding the foregoing, should the RECIPIENT engage in an initial public offering (IPO) for the public sale of shares in the company and should such an IPO occur, the RECIPIENT may make whatever acknowledgements or publications necessary and required for compliance with securities federal law and regulations including, but not limited to, requirements established by the U.S. Securities and Exchange Commission.

21.  Section 9.05 of the Contract is hereby amended and restated as follows:

“Section 9.05 Public Access to Results of Institute-Funded Activities. The RECIPIENT shall submit an electronic version of its final peer-reviewed journal manuscripts that arise from Grant funds to the digital archive National Library of Medicine’s PubMed Central upon acceptance for publication. These papers must be accessible to the public on PubMed no later than 12 months after publication. ~~This policy is subject to the terms of Attachment D and does not supplant applicab~~l~~e copyright law.~~ For clarity, this policy is not intended to require the RECIPIENT to make a disclosure at a time or in any manner that would cause the RECIPIENT to abandon, waive or disclaim any its intellectual property rights ~~that it is ob~~l~~igated to protect pursuant to the terms of Attachment D~~.”

22.  Section 9.09 of the Contract is hereby amended and restated as follows:

Section 9.09 Survival of Terms. Termination or expiration of this Contract for any reason will not release either party from any liabilities or obligations set forth in this Contract that: (1) the Parties have expressly agreed shall survive any such termination or expiration; or (2) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. Such surviving terms include, but are not limited to, Sections 2.13, 4.01,4.02, 4.05, ~~4.06, 8.02,~~ 8.06, 8.08, 9.04, 9.05, 9.06, 9.07, 9.09, 9.14, 9.15, 9.16, 9.17, 9.18, and Attachment D.

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23.       Section C1.01 of Attachment C (Certifications and Assurances) of the Contract is hereby amended and restated as follows:

Section C1.0l Demonstration of Matching Funds. Pursuant to TEX. HEALTH & SAFETY CODE § 102.255(d) and T.A.C. 25 § 703.11, at the time of Closing (as defined in Attachment D), RECIPIENT shall have ~~has~~ an amount of funds equal to one-half of the amount of the Grant to be disbursed ~~each fisca~~l ~~year of the Contract term~~ dedicated to the same area of cancer research that is the subject of the Grant as demonstrated by the form incorporated herein to Attachment C. The INSTITUTE and RECIPIENT agree that RECIPIENT funds expended on the Project on or after the effective date of the Contract shall be counted towards the RECIPIENT’s matching requirement. The RECIPIENT shall ~~update the matching funds certification~~complete the verification annually until the matching requirement is fully met.~~for each fiscal year that Grant funds are disbursed. The update must be on or before the anniversary of the Effective Date.~~

24.       Section E1.02(b) and (c) of Attachment E (Reporting Requirements) of the Contract is hereby amended and restated as follows:

“(b) Commercialization Data. During the term of the Contract ~~and continuing thereafter for so long as RECIPIENT has ongoing obligations to the INSTITUTE with respect to protection, development, commercialization and licensing of Project Results pursuant to Attachment D~~, RECIPIENT shall provide information about commercialization activities in a format specified by the INSTITUTE.

~~(c) Revenue Sharing Data. During the term of the Contract and continuing thereafter for so long as RECIPIENT has ongoing ob~~l~~igations to the INSTITUTE with respect to revenue sharing pursuant to Attachment D:~~

~~(1)        A statement of the identities of the funding sources, amounts and dates of funding for all funding sources for the Project.~~

~~(2)        A statement of which of the funding sources identified pursuant to item (1) are Participating Funding Sources as defined in Attachment D.~~

~~(3)        A brief statement of the RECIPIENT’s efforts to secure additional funds to support the Project.~~

~~(4)        All financial information necessary to calculate the revenue sharing amounts specified in Attachment D.~~

Approved:	/s/ Jon Irvin	Approved:	/s/ Wayne R. Roberts
Mirna Therapeutics, Inc.		Wayne R. Roberts
Jon Irvin, Authorized Signing Official		CPRIT CEO
Date: September 1, 2015		Date: September 1, 2015

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